Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the WGL Holdings, Inc.’s and Washington Gas Light Company’s previously filed Registration Statements File Nos. 333-58606, 33-61199, 333-16181, 333-83185, 333-01471, and 333-01469.

ARTHUR ANDERSEN LLP

Vienna, VA
December 14, 2001